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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT (the "Agreement") dated as of December 18, 1999 (the "Execution Date"), by and between PS GROUP, INC., a Delaware corporation (the "Company"), and Lawrence A. Guske ("Employee").

          WHEREAS, PS Group Holdings, Inc., a Delaware corporation,
Heritage Air Holders Statutory Trust, a Connecticut statutory trust ("Parent"), and PSG Acquisition, Inc., a Delaware corporation ("Merger Sub"), are concurrently herewith entering into an Agreement and Plan of Merger, dated as of December 18, 1999 (the "Merger Agreement"), pursuant to which Merger Sub shall merge with and into the Company (the "Merger"); and

          WHEREAS, in connection with the Merger, the parties hereto desire to enter into this Agreement, to be effective at the Effective Time (as defined in the Merger Agreement);

          NOW, THEREFORE, in consideration of the mutual covenants in this Agreement, the parties agree as follows:

          1. Employment. The Company offers Employee employment in the position
             ----------
of Vice President-Finance and Chief Financial Officer or other position mutually agreed to on the terms and conditions set forth herein (the "Offer"). The Offer shall expire on the thirtieth day following the Execution Date (the "Offer Expiration Date"). Employee may accept the Offer by delivering written notice of such acceptance to the Company at any time prior to the Offer Acceptance Date (the "Employment Election"). Employee may reject the Offer at any time prior to the Offer Acceptance Date by delivering written notice of such rejection to the Company (the "Non-Employment Election"). If Employee fails to make the Employment Election prior to the Offer Expiration Date, he shall be deemed to have made the Non-Employment Election. In the event that the Non-Employment Election is made, this Agreement shall be null and void.

          2. Term. Subject to Section 9, the term of this Agreement (the "Term")
             ----
shall be one year from the Effective Time; provided, however, that the Term may be extended from time to time by a written instrument signed by both parties. In the event that the Merger Agreement is terminated pursuant to its terms or Employee does not continue his services as an employee of the Company during the period from the date hereof until the Effective Time, this Agreement shall be null and void.

          3. Duties of Employee. During the Term, Employee shall have the duties
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and authority normally associated with the position of Vice President-Finance
and
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Chief Financial Officer; provided, however, that the Company at its discretion may from time to time assign additional duties and authority to Employee as are mutually agreed. In addition, during the Term, Employee shall work with the designated representatives of Parent and its affiliates to manage the operations of the Company and its subsidiaries that remain after the Merger, and shall use his best efforts in consultation with the designated representatives of the Company to maximize the value of the assets of the Company and its subsidiaries (either through ongoing management of such assets or sales thereof) and minimize the liabilities of the Company and its subsidiaries. Employee shall also perform various duties reasonably requested by the Company that were previously performed by Johanna Unger (to the extent such duties continue to be necessary after the Effective Time and are not performed by Ms. Unger pursuant to her Consulting Agreement with the Company). Employee shall be based in San Diego, California with limited travel requirements (unless mutually agreed), and his offices shall be located at the existing offices of the Company until such time as the current lease is terminated and such offices are relocated within the San Diego, California area.

          4. Exclusive Services. Employee shall devote his energies and
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abilities to the full time performance of his duties under this Agreement, and shall carry out such duties in a competent and efficient manner. Employee shall not without the written consent of the Company render services for compensation to any other employer or person during the Term, nor shall Employee engage in any other activity which conflicts or interferes with the performance of his duties hereunder.

          5. Compensation. (a) As consideration for his services hereunder,
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Employee shall receive an annual salary of $192,500, payable in accordance with the Company's normal payroll practices.

          (b) Any amounts paid to Employee pursuant to this Agreement shall be subject to any deductions or withholdings required by law.

          6. Benefits. (a) Except as provided below and subject to the terms
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thereof, Employee shall continue to participate in those employee benefit plans maintained by the Company (including the Company's existing medical plan (subject to any modifications imposed by the insurance carrier), but excluding the 401(k) plan) in which he is participating immediately prior to the date hereof; provided, however, that this Agreement shall not prohibit the Company from modifying or replacing any such plan with a plan that provides no less advantageous benefits in the aggregate than the prior plan.

          (b) Benefit accruals with respect to Employee under the Retirement Plan for Corporate Officers of PSA, Inc. and Participating Subsidiaries, dated March 12, 1984, shall cease as of the Effective Time.

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          7. Bonus. In addition to the compensation and benefits described in
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Sections 5 and 6 of this Agreement, Employee shall be eligible to receive an annual discretionary bonus based on Parent's assessment of his performance. Employee's entitlement to such bonus, or a pro-rated portion thereof for any partial calendar year, shall be determined in the sole discretion of Parent.

          8. Confidentiality. Employee agrees that he will not use for his own
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benefit or disclose to any third party, either during his employment or thereafter, any confidential information or data concerning the business or customers of the Company, Parent or any of their respective subsidiaries or affiliates acquired at any time while employed or rendering services to the Company or any of its subsidiaries or affiliates, or any of their respective predecessors or successors. Employee's obligations under this covenant, and any liability for failure to satisfy these obligations, shall survive any termination of this Agreement.

          9. Termination. In addition to the termination provisions of the
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second sentence of Section 2, this Agreement shall terminate under the following circumstances:

          (a) This Agreement shall automatically terminate upon the death, Disability or resignation of Employee. For purposes of this Agreement, "Disability" means a physical or mental disability or infirmity of Employee, as determined by a physician of recognized standing selected by the Company, that prevents (or in the opinion of such physician, is reasonably expected to prevent) the normal performance of Employee's duties with the Company for any continuous period of 180 days, or for 180 days during any one twelve-month period.

          (b) The Company may terminate this Agreement for Cause (as defined below). For purposes of this Agreement, "Cause" means (i) commission by Employee of a significant act of dishonesty, deceit or breach of fiduciary duty in the performance of his duties hereunder; (ii) the gross neglect or willful failure of Employee to perform his duties hereunder; (iii) any act by Employee which reflects materially and adversely upon the Company, Parent or any of their respective subsidiaries or affiliates; or (iv) any material breach by Employee of this Agreement.

          10. Effect of Termination. If this Agreement is terminated on account
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of Employee's death, Disability or resignation or by the Company for Cause, the
Company shall cease to have any obligations hereunder; provided, however, that such termination shall not affect Employee's obligations under Section 8 or the entitlement of Employee or his heirs to any death, disability or retirement payments to which they may be entitled as of the date of termination under any employee benefit plans maintained by the Company.

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          11. Entire Agreement. This Agreement constitutes the entire agreement
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between the parties concerning the subject matter hereof, and supersedes, as of the Effective Time, all other written, oral or implied agreements between the parties, including, without limitation, (i) the Employment Agreement dated as of January 15, 1988 between the Company and Employee, as amended from time to time, and (ii) any agreement, arrangement or understanding providing for severance or "change of control" benefits or payments; provided, however, this Agreement shall have no effect with respect to (a) the Split Dollar Life Insurance Agreement executed by Employee on January 1, 1986, as amended by the letter dated March 23, 1999 and (b) the Bonus Agreement dated as of December 18, 1999 between the Company and Employee. This Agreement may be modified or amended only by a writing signed by both parties.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the Execution Date.


                                    PS GROUP, INC.


                                    By:  /s/ Charles E. Rickershauser
                                         ------------------------------------
                                         Name:  Charles E. Rickershauser, Jr.
                                         Title: Chief Executive Officer




                                    EMPLOYEE



                                         /s/ L. A. Guske
                                         ------------------------------------
                                         Lawrence A. Guske


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